As filed with the Securities and Exchange Commission on March 13, 2007

Registration No. 333-38260

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to FORM S-2 on FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NATIONAL MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	6022	95-3819685
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1880 Century Park East, Suite 800

Los Angeles, California 90067

(310) 277-2265

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s

Principal Executive Offices)

Scott A. Montgomery,

President and Chief Executive Officer

National Mercantile Bancorp, Suite 800

1880 Century Park East

Los Angeles, California 90067

(310) 277-2265

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

DEREGISTERING OF SHARES

This Post-Effective Amendment No.2 relates to the Registration Statement on Form S-2 (File No. 333-38260) filed with the Securities and Exchange Commission on May 31, 2000, as amended (the “Registration Statement”), which registered up to 1,517,241 shares of common stock, no par value per share (the “NMB Common Stock”), of National Mercantile Bancorp (“NMB”).

On March 12, 2007, pursuant to the terms of an Agreement and Plan of Merger, dated as of June 15, 2006, by and among NMB, FCB Bancorp (“FCB”), and First California Financial Group, Inc. (“FCFG”), a new Delaware corporation formed and wholly-owned by NMB, NMB merged with and into FCFG (the “Merger”), and each share of NMB Common Stock has been converted into the right to receive one (1) share of common stock, $0.01 par value per share (“FCFG Common Stock”), of FCFG.

As a result of the Merger, NMB has terminated all of its offerings of NMB Common Stock pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking made by NMB in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of NMB which remain unsold at the termination of the offering, NMB hereby removes from registration all NMB Common Stock registered under the Registration Statement which remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to Form S-2 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 12th day of March 2007.

NATIONAL MERCANTILE BANCORP

By:	/s/ SCOTT A. MONTGOMERY
Scott A. Montgomery President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT A. MONTGOMERY Scott A. Montgomery	President and Chief Executive Officer, Director (principal executive officer)	March 12, 2007

/s/ DAVID R. BROWN David R. Brown	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	March 12, 2007

* Robert E. Gipson	Chairman of the Board, Director	March 12, 2007

* Robert E. Thomson	Vice Chairman of the Board, Director	March 12, 2007

* Donald E. Benson	Director	March 12, 2007

* Joseph N. Cohen	Corporate Secretary, Director	March 12, 2007

* Antoinette Hubenette, M.D.	Director	March 12, 2007

* Dion G. Morrow	Director	March 12, 2007

* Carl R. Terzian	Director	March 12, 2007

By:	/s/ SCOTT A. MONTGOMERY
Scott A. Montgomery Attorney-in-fact

A power of attorney authorizing Scott A. Montgomery to act on behalf of this person has been previously filed with the Securities Exchange Commission.